As filed with the Securities and Exchange Commission on September 9, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TSAKOS ENERGY NAVIGATION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Bermuda	Not Required
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

011-30210-9407710

(Address and telephone number of Registrant’s principal executive offices)

Francis T. Nusspickel

463 George Place

Wyckoff, New Jersey 07481

(201) 891-2754

(Name, address and telephone number of agent for service)

Copies to:

Stephen P. Farrell

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6050

(212) 309-6001 (facsimile)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, par value $1.00 per share	2,626,357	$7.68	$20,170,421.76	$2,343.81(2)
Preferred share purchase rights	—	—	—	—

(1)	Including an indeterminate number of common shares that may be issued by Tsakos Energy Navigation Limited. with respect to such common shares by way of a share dividend, share split or in connection with a share combination, recapitalization, merger, consolidation or otherwise. Rights to purchase preferred shares initially will trade together with the common shares. The value attributable to the rights, if any, will be reflected in the price of the common shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the common shares on September 4, 2015 as reported on the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2015.

PROSPECTUS

2,626,357 Shares

Common Shares

Tsakos Energy Navigation Limited

This prospectus relates to the possible resale, from time to time, of up to 2,626,357 of our common shares, par value $1.00 per share, by the selling shareholders named herein or their pledgees, donees, transferees or other successors in interest. We will not receive any of the proceeds from any such sales of common shares. Such common shares may also be sold in transactions exempt from registration under the Securities Act of 1933, rather than under this prospectus.

The common shares covered by this prospectus may be offered and sold from time to time in one or more transactions, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For additional information on the methods of sale that may be used by the selling shareholders, please read “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these common shares and the general manner in which they may be offered. The specific terms of any common shares to be offered, and the specific manner in which they may be offered, may be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our common shares are traded on the New York Stock Exchange under the symbol “TNP”.

Our principal offices are located at 367 Syngrou Avenue, 175 64 P. Faliro, Athens, Greece. Our telephone number at such address is 011 30 210 9407710.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Acting pursuant to the Exchange Control Act of 1972 (and its related regulations), the Bermuda Monetary Authority has given general permission for the issue and transfer of any of our securities, including our Common Shares, to and between persons non-resident of Bermuda for exchange control purposes provided our shares are listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such permission, the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The date of this prospectus is                     , 2015.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements based on beliefs of our management. Any statements contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events, including:

•	future operating or financial results and future revenues and expenses;

•	future, pending or recent business and vessel acquisitions, business strategy, areas of possible expansion and expected capital spending and our ability to fund such expenditure;

•	operating expenses including the availability of key employees, crew, length and number of off-hire days, dry-docking requirements and fuel and insurance costs;

•	general market conditions and shipping industry trends, including charter rates, vessel values and factors affecting supply and demand of crude oil and petroleum products;

•	our financial condition and liquidity, including our ability to make required payments under our credit facilities, comply with our loan covenants and obtain additional financing in the future to fund capital expenditures, acquisitions and other corporate activities;

•	the overall health and condition of the U.S. and global financial markets, including the value of the U.S. dollar relative to other currencies;

•	the carrying values of our vessels and the potential for any asset impairments;

•	our expectations about the time that it may take to construct and deliver new vessels or the useful lives of our vessels;

•	our continued ability to enter into time charters with our customers and secure profitable employment for our vessels in the spot market;

•	our counterparties, including our charterers, performing their contractual obligations;

•	our expectations relating to dividend payments and our ability to make such payments;

•	our ability to leverage to our advantage the relationships and reputation of Tsakos Columbia Shipmanagement within the shipping industry;

•	our anticipated general and administrative expenses;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;

•	risks inherent in vessel operation, including terrorism, piracy and discharge of pollutants;

•	potential liability from future litigation;

•	global and regional political conditions;

•	tanker, product carrier and LNG carrier supply and demand; and

•	other factors discussed in the “Risk Factors” in our most recent Annual Report on Form 20-F.

The words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “should” and similar expressions as they relate to us are intended to identify such forward-looking statements. These forward-looking statements are not statements of historical fact and represent only our management’s belief as of the date hereof, and involve risks and uncertainties that could cause actual results to differ materially and inversely from expectations expressed in or indicated by the forward-looking statements.

THE COMPANY

Unless we otherwise specify, when used in this prospectus supplement, the terms “Tsakos,” the “Company,” “we,” “our” and “us” refer to Tsakos Energy Navigation Limited and its subsidiaries, except that when such terms are used in this prospectus supplement in reference to the Common Shares, they refer specifically to Tsakos Energy Navigation Limited.

Tsakos Energy Navigation Limited is a leading provider of international seaborne petroleum product and crude oil transportation services. As of August 31, 2015, its fleet, including two VLCCs, the LNG carrier Maria Energy, nine Aframax crude oil tankers, a Suezmax DP2 shuttle tanker and two LR1 tankers, all under construction, consisted of 65 double-hull vessels, a mix of crude tankers, product tankers and LNG carriers, totalling 7.3 million dwt. Of these, 47 vessels trade in crude, 13 in products, three are shuttle tankers and two LNG carriers. In addition, the Company has an option to construct another Suezmax DP2 shuttle tanker.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve certain risks. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F, and in any Reports on Form 6-K we subsequently file which are incorporated herein by reference and in the accompanying prospectus supplement before investing in any securities that may be offered.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Bermuda company and our subsidiaries are organized under the laws of Liberia, Panama, Greece, Cyprus and the Marshall Islands. Most of our directors and executive officers are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our subsidiaries or those of our directors and officers who are not resident here or to realize against them judgments obtained in the United States courts. In addition, you should not assume that courts in countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located:

•	would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon civil liabilities provisions of applicable U.S. federal and state securities laws; or

•	would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. This prospectus relates to the possible resale, from time to time, of up to 2,626,357 shares of our common shares, par value $1.00 per share, by the selling shareholders named herein or their pledgees, donees, transferees or other successors in interest. This prospectus provides you with a general description of the common shares such selling shareholders may offer. This prospectus does not cover the issuance of any of our common shares by us to the selling shareholders, and we will not receive any of the proceeds from any sale of common shares by the selling shareholders. Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of any underwriters, dealers or agents, we have agreed to pay the expenses incurred in connection with the registration of the common shares owned by the selling shareholders covered by this prospectus.

Each time the selling shareholders, or their pledgees, donees, transferees or other successors in interest, sell common shares, we will provide you with this prospectus, and in some cases a prospectus supplement that will contain specific information about the terms of a particular offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular common shares. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information”.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any earlier incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document.

This prospectus will be deemed to incorporate by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on April 8, 2015;

•	our Report on Form 6-K for the month of June, 2015, furnished to the SEC on June 23, 2015;

•	our Report on Form 6-K for the month of September, 2015, furnished to the SEC on September 9, 2015;

•	the description of our common shares in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on February 8, 2002;

•	the description of our preferred share purchase rights in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on September 30, 2005;

•	the description of our Series B Cumulative Redeemable Perpetual Preferred Shares in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on May 9, 2013;

•	the description of our Series C Cumulative Redeemable Perpetual Preferred Shares in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on September 30, 2013; and

•	the description of our Series D Cumulative Redeemable Perpetual Preferred Shares in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on April 24, 2015.

We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

Tel. 011 30 210 94 07710

Attention: George Saroglou

USE OF PROCEEDS

We will not receive any of the proceeds from any sale of common shares by the selling shareholders, or by their respective pledgees, donees, transferees or other successors in interest.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness as of June 30, 2015 is set forth in our Report on Form 6-K filed with the SEC on September 9, 2015, which is incorporated by reference herein. Such capitalization and indebtedness will be updated and superseded by information set forth in a prospectus supplement to this prospectus or in a report on Form 6-K or an Annual Report on Form 20-F subsequently incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of $200,000,000, consisting of 185 million common shares of a par value of $1.00 each and 15 million preferred shares of a par value of $1.00 each. As of September 8, 2015, there were 87,338,652 common shares, 2,000,000 Series B Cumulative Redeemable Perpetual Preferred Shares, 2,000,000 Series C Cumulative Redeemable Perpetual Preferred Shares and 3,400,000 Series D Cumulative Redeemable Perpetual Preferred Shares issued and outstanding.

A description of our common shares can be found in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on February 8, 2002, including any amendment or report filed for the purpose of updating such description. A description of our preferred share purchase rights can be found in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on September 30, 2005, including any amendment or report filed for the purpose of updating such description. A description of our Series B Cumulative Redeemable Perpetual Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on May 9, 2013, including any amendment or report filed for the purpose of updating such description. A description of our Series C Cumulative Redeemable Perpetual Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on September 30, 2013, including any amendment or report filed for the purpose of updating such description. A description of our Series D Cumulative Redeemable Perpetual Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-31236), filed with the SEC on April 24, 2015, including any amendment or report filed for the purpose of updating such description.

SELLING SHAREHOLDERS

The selling shareholders named below may offer from time to time in the future up to an aggregate of 2,626,357 of our common shares. The selling shareholders received these common shares as partial consideration for our purchase of two VLCC vessels under construction, pursuant to a Common Share Purchase Agreement, dated July 30, 2015.

The following table sets forth the selling shareholders’ beneficial ownership of our common shares as of the date of this prospectus. The number and percentage of shares beneficially owned after this offering for each selling shareholder assumes that each selling shareholder sells all of its shares covered by the prospectus and no selling shareholder acquires any additional common shares. Information in the table below with respect to beneficial ownership has been furnished by each of the selling shareholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

Information concerning the selling shareholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

For purposes of the table below, we have assumed that, following the completion of the sale of our common shares included in this prospectus, there will continue to be 87,338,652 common shares outstanding.

	Common Shares Beneficially Owned		Common Shares Being Sold	Common Shares Beneficially Owned Immediately Following Such Sales
	Shares	%	Shares	Shares	%
York Capital Management, L.P.(1)	362,617	*	362,617	—	—
York Multi-Strategy Master Fund, L.P.(1)	527,300	*	527,300	—	—
York Credit Opportunities Fund, L.P.(1)	413,267	*	413,267	—	—
York Credit Opportunities Investments Master Fund, L.P.(1)	446,154	*	446,154	—	—
York European Distressed Credit Fund, L.P.(1)	484,684	*	484,684	—	—
York European Opportunities Investments Master Fund, L.P.(1)	289,699	*	289,699	—	—
York European Focus Master Fund, L.P.(1)	102,636	*	102,636	—	—

Total	2,626,357	3.0%	2,626,357	—	—

*	Less than 1.0% of our outstanding common shares.

(1)	York Capital Management Global Advisors, LLC, a New York limited liability company (YGA), is the sole managing member of (i) Dinan Management, L.L.C., a New York limited liability company and the general partner of York Capital Management, L.P., a Delaware limited partnership (York Capital) and York Multi-Strategy Master Fund, L.P., a Cayman Islands exempted limited partnership (York Multi-Strategy), (ii) York Credit Opportunities Domestic Holdings, L.L.C, a New York limited liability company and the general partner of York Credit Opportunities Fund, L.P., a Delaware limited partnership (York Credit Opportunities) and York Credit Opportunities Investments Master Fund, L.P., a Cayman Islands exempted limited partnership (York Credit Opportunities Master), (iii) York European Opportunities Domestic Holdings, LLC, a Cayman Islands exempted limited liability company and the general partner of York European Opportunities Investment Master Fund, L.P., a Cayman Islands exempted limited partnership (York European Opportunities), (iv) York European Distressed Credit Holdings, LLC, a New York limited liability company and the general partner of York European Distressed Credit Fund, L.P., a Cayman Islands exempted limited partnership (York European Distressed Opportunities) and (v) York European Focus Domestic Holdings, LLC, a New York limited liability company and the general partner of York European Focus Master Fund, L.P., a Cayman Islands exempted limited partnership (York European Focus) and exercises investment discretion over each of York Capital, York Multi Strategy, York Credit Opportunities, York Credit Opportunities Master, York European Opportunities, York European Distressed Opportunities and York European Focus, and, accordingly, may be deemed to have beneficial ownership over the Company’s common shares directly owned by such entities.

PLAN OF DISTRIBUTION

Any selling shareholder, or their pledgees, donees, transferees or other successors in interest, may offer and sell, from time to time, the common shares covered by this prospectus and any applicable prospectus supplement. We have registered the common shares covered by this prospectus for offer and sale to permit the selling shareholders to sell such common shares without restriction in the open market. Registration of the common shares covered by this prospectus does not mean, however, that those common shares necessarily will be offered or sold.

The common shares covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•	on the NYSE or any other national securities exchange or in a U.S. inter-dealer system of a registered national securities association on which our common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	as settlement of short sales entered into after the date of the prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;

•	in options transactions;

•	over the Internet;

•	any other method permitted pursuant to applicable law; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the common shares by a broker-dealer as principal and resales of the common shares by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may sell any common shares covered by this prospectus in private transactions or under Rule 144 of the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

In connection with the sale of common shares covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling shareholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common shares for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from purchasers of the common shares for whom they act as agents. Underwriters may sell the common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the common shares by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

In connection with the distribution of the common shares covered by this prospectus or otherwise, the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may enter into hedging transactions with broker-dealers or other financial institutions to the extent permitted by our trading policy. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell common shares short and deliver the common shares offered by this prospectus to close out the short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling shareholders may also from time to time pledge common shares pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged common shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, the shares may be sold by banks to hedge derivative positions entered into with those banks by the selling shareholders, relating to their shares, to the extent any such transactions are permitted under the company trading policy.

At any time a particular offer of the common shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering common shares, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders, any discounts, commissions or concessions allowed or re-allowed or paid to dealers and the names of the selling shareholders and the number of common shares being offered by them. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common shares covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the common shares sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, the selling shareholders would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered common shares will be obligated to purchase all of the covered common shares if any such common shares are purchased. The selling shareholders may grant to the underwriter or underwriters an option to purchase additional common shares at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If the selling shareholders grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

If more than five percent of the net proceeds of any offering of common shares made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with NASD Conduct Rule 2720.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with the selling shareholders, to indemnification by the selling shareholders against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of any underwriters, dealers or agents, which are to be paid by the selling shareholders, we have agreed to pay the expenses incurred in connection with the registration of the common shares owned by the selling shareholders covered by this prospectus.

EXPENSES

The following are the expenses estimated to be incurred by us in connection with a possible offering of the common shares registered under this registration statement.

SEC Registration Fee	$2,350
Printing	$10,000
Legal Fees and Expenses	$25,000
Accountants’ Fees and Expenses	$15,000
NYSE Fees	$9,850
Miscellaneous Costs	$25,000
Total	$87,200

LEGAL MATTERS

The validity of the common shares offered hereby is being passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain matters of New York law are being passed on by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The consolidated financial statements of Tsakos Energy Navigation Limited appearing in Tsakos Energy Navigation Limited’s Annual Report (Form 20-F) for the year ended December 31, 2014 and the effectiveness of Tsakos Energy Navigation Limited’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., Chimarras 8B, 15125, Marousi, Athens, Greece, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The statistical data and other information incorporated by reference from the section of our Annual Report on Form 20-F for the year ended December 31, 2014 entitled “Item 5. General Market Overview—World Oil Demand / Supply and Trade,” including the analysis of the various sectors of the oil tanker industry, has been provided by Howe Robinson Partners Pte Ltd. (“Howe Robinson”), 2 Broadgate, London EC2M 7UR, UK. Howe Robinson has advised that the statistical data and other information contained therein are drawn from its database and other sources. In connection therewith, Howe Robinson has advised that: (a) certain information in Howe Robinson’s database is derived from estimates or subjective judgments; (b) the information in the databases of other maritime data collection agencies may differ from the information in Howe Robinson’s database; and (c) while Howe Robinson has taken reasonable care in the compilation of the statistical and other information and believes it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bye-laws provide that its directors and officers and former directors and officers shall be indemnified to the fullest extent permitted by The Companies Act of Bermuda 1981, as amended, from time to time, and provides for advances to any indemnified director or officer of expenses in connection with actual proceedings and claims arising out of their status as our director or officer. The Company also maintains a directors’ and officers’ liability insurance policy on behalf of its directors and officers.

ITEM 9.	EXHIBITS

Exhibit No.	Description

4.1	Memorandum of Association of Tsakos Energy Navigation Limited(1)

4.2	Bye-laws of Tsakos Energy Navigation Limited(2)

4.3	Rights Agreement, dated as of September 29, 2005, between Tsakos Energy Navigation Limited and The Bank of New York, as Rights Agent(3)

4.4	Memorandum of Increase of Share Capital(4)

4.3	Common Share Certificate(1)

5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law

5.2	Opinion of Morgan, Lewis & Bockius LLP (United States counsel to the Company)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2)

23.4	Consent of Howe Robinson Partners Pte Ltd.

24.1	Powers of Attorney (included on the signature page hereto)

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-1 (File No. 333-82326) or an amendment thereto, and hereby incorporated by reference to such Registration Statement.
(2)	Previously filed as an exhibit to the Company’s Report on Form 6-K for the month of September, 2015, furnished to the SEC on September 9, 2015.
(3)	Previously filed as an exhibit to the Company’s Report on Form Form 6-K dated September 30, 2005.
(4)	Previously filed as an exhibit to the Company’s Report on Form 6-K filed with the SEC on June 10, 2014.

ITEM 10.	UNDERTAKINGS

Tsakos Energy Navigation Limited hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or a prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the provisions set forth or described in Item 8 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on September 9, 2015.

TSAKOS ENERGY NAVIGATION LIMITED

By:	/s/ Nikolas P. Tsakos
Nikolas P. Tsakos
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George V. Saroglou and Paul Durham his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and the Registrar of Companies of Bermuda, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of September, 2015.

Signature	Title

/s/ Nikolas P. Tsakos Nikolas P. Tsakos	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul Durham Paul Durham	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Efstratios Georgios Arapoglou Efstratios Georgios Arapoglou	Chairman of the Board and Director

/s/ Michael G. Jolliffe Michael G. Jolliffe	Vice Chairman of the Board and Director

/s/ George V. Saroglou George V. Saroglou	Chief Operating Officer and Director

/s/ Peter C. Nicholson Peter C. Nicholson	Director

/s/ Francis T. Nusspickel Francis T. Nusspickel	Director

[Signature Page to Registration Statement on Form F-3]

Signature	Title

/s/ Richard L. Paniguian Richard L. Paniguian	Director

/s/ Aristides A.N. Patrinos Aristides A.N. Patrinos	Director

/s/ Efthimios E. Mitropoulos Efthimios E. Mitropoulos	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on September 9, 2015.

/s/ Francis T. Nusspickel
Francis T. Nusspickel
Director

[Signature Page to Registration Statement on Form F-3]

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Memorandum of Association of Tsakos Energy Navigation Limited(1)

4.2	Bye-laws of Tsakos Energy Navigation Limited(2)

4.3	Rights Agreement, dated as of September 29, 2005, between Tsakos Energy Navigation Limited and The Bank of New York, as Rights Agent(3)

4.4	Memorandum of Increase of Share Capital(4)

4.3	Common Share Certificate(1)

5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law

5.2	Opinion of Morgan, Lewis & Bockius LLP (United States counsel to the Company)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2)

23.4	Consent of Howe Robinson Partners Pte Ltd.

24.1	Powers of Attorney (included on the signature page hereto)

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-1 (File No. 333-82326) or an amendment thereto, and hereby incorporated by reference to such Registration Statement.
(2)	Previously filed as an exhibit to the Company’s Report on Form 6-K for the month of September, 2015, furnished to the SEC on September 9, 2015.
(3)	Previously filed as an exhibit to the Company’s Report on Form Form 6-K dated September 30, 2005.
(4)	Previously filed as an exhibit to the Company’s Report on Form 6-K filed with the SEC on June 10, 2014.